QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.5

CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        The undersigned hereby consents to becoming a director of REMEC, Inc. The undersigned also consents to the use of his name in the REMEC, Inc. Registration Statement on Form S-4.

/s/ MARTIN A. COOPER
Date: November 15, 2002

QuickLinks

  EXHIBIT 99.5
CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR